SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  October 15, 1996


                              ST. JAMES GROUP, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


         0-24376                                                 33-0612125
(Commission File Number)                      (IRS Employer Identification No.)


1500 Quail Street, Suite 550, Newport Beach, California                92660
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:  (714) 660-1500



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Item 1.       Change in Control of Registrant.
Item 2.       Acquisition or Disposition of Assets.

              By current report dated October 15, 1996, St. James Group, Inc. (the "Registrant") has entered into an agreement to acquire Aqcess Technologies, Inc., a Delaware corporation ("AQ") pursuant to an Agreement and Plan of
Reorganization (the "Agreement"), dated as of October 15, 1996. This transaction never closed.



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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  February 18, 1999                              ST. JAMES GROUP, INC.



                                                       By: /s/ Jehu Hand
                                                       Jehu Hand
                                                       President


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